Exhibit 99.1

Penn Virginia Corporation

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean

Vice President, Investor Relations

Ph: (610) 687-7531 Fax: (610) 687-3688

E-Mail: invest@pennvirginia.com

PENN VIRGINIA CORPORATION PRICES PUBLIC OFFERING OF

3,500,000 SHARES OF COMMON STOCK

RADNOR, PA (BusinessWire) May 19, 2009 – Penn Virginia Corporation (NYSE: PVA) announced that it has priced its public offering of 3,500,000 shares of its common stock. PVA has granted the underwriters a 30-day option to purchase up to 525,000 additional shares of its common stock.

The shares were offered to the public at a price of $19.00 per share. Closing of the offering is expected to occur on or about May 22, 2009, subject to customary closing conditions. Net proceeds from the offering are expected to be used to pay down a portion of the outstanding borrowings under PVA’s revolving credit facility.

J.P. Morgan Securities Inc. and RBC Capital Markets Corporation acted as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attn: Chase Distribution and Support Service Northeast Statement Processing, telephone: (718) 242-8002, fax: (718) 242-8003, or RBC Capital Markets Corporation, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate, telephone: (212) 428-6670.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

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Penn Virginia Corporation (NYSE: PVA) is an independent natural gas and oil company focused on the exploration, acquisition, development and production of reserves in onshore regions of the United States, including East Texas, Mississippi, the Mid-Continent region, the Appalachian Basin and the Gulf Coast of Louisiana and Texas. We also own approximately 77 percent of Penn Virginia GP Holdings, L.P. (NYSE: PVG), the owner of the general partner and the largest unit holder of Penn Virginia Resource Partners, L.P. (NYSE: PVR), a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the risks, uncertainties and contingencies set forth in our press releases and public periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, our ability to access external sources of capital, uncertainties relating to the occurrence and success of capital-raising transactions, including securities offerings and asset sales and reductions in the borrowing base under our credit facility. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.